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                                                                       EXHIBIT 3

                                                               February 13, 2006


United Mexican States
Ministry of Finance and Public Credit
Palacio Nacional
Patio Central, Tercer Piso
Oficina 3010
Mexico, D.F. 06000

Ladies and Gentlemen:

Pursuant to Article 79, fraction XV, of the Internal Regulations of the Ministry of Finance and Public Credit, which sets forth the authority of this Deputy Federal Fiscal Attorneyship of Financial Affairs to express an opinion of law concerning the legal instruments related to public credit, I, the Deputy Federal Fiscal Attorney of Financial Affairs sign the present opinion in connection with Registration Statements No. 333-110594 and 333-122616 filed with the Securities and Exchange Commission on November 19, 2003 and on February 7, 2005, respectively, under Schedule B of the Securities Act of 1933 (collectively, the "REGISTRATION STATEMENTS"), pursuant to which the United Mexican States ("MEXICO") propose to issue from time to time in the United States an aggregate initial offering price of up to U.S. $1,500,000,000 (or its equivalent in one or more currencies) of its InterNotes(R) Due Nine Months or More from the Date of Issue (the "NOTES").

1. I have examined the following provisions, laws, regulations and decrees as I have considered necessary to give this opinion:

         a. all relevant provisions of the Political Constitution of the United Mexican States (the "CONSTITUTION") and all relevant Mexican laws, ordinances,

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                  decrees, directives and other governmental acts pertaining to the authorization of the issuance of the NOTES, including the following (copies and translations of which are attached as exhibits):

                  (i)      the CONSTITUTION, Article 73, fraction VIII, and
                           Article 89, fraction I, empowering the Mexican Congress to establish the bases upon which the Federal Executive Branch may borrow upon the credit of MEXICO;

                  (ii) the Mexican Federal Revenue Law for the Fiscal Year 2006, Article 2, authorizing the Federal Executive Branch to contract for the issuance of securities on foreign markets, for the purposes of exchanging and refinancing MEXICO'S external indebtedness;

                  (iii)    the Organic Law of the Federal Public Administration,
                           Article 31, fractions V and VI, empowering the Ministry of Finance and Public Credit to manage the public debt of the Federation and to carry out or authorize all the transactions in which the public credit is used;

                 (iv) the General Law of Public Debt, Article 1, fraction I, Article 2, fractions I and IV, Article 3, Article 4, fractions I, II, IV, V and VII, Article 5, fractions I, II, III and V, Articles 8 through 12,
                           Article 16, and Article 17, first paragraph, concerning the constitution of the public debt; the authority of the Ministry of Finance and Public Credit to contract and manage public indebtedness and to formulate the program thereof;

                 (v) the Law of the Securities Market, Article 11, referring to the filing with the Special Section of the "National Registry of Securities" (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comision Nacional Bancaria y de Valores) of offers to subscribe for all or sell abroad securities issued in MEXICO or by Mexican legal entities; and

                 (vi) the Internal Regulations of the Ministry of Finance and Public Credit, Articles 4, first paragraph, 6, fraction XXX, 7, first paragraph, and 17, fraction X, relating to the original power given to the Minister of Finance and Public Credit to take, on behalf and as attorney-in-fact of MEXICO, any of the actions required for the issuance, sale and performance by MEXICO of the NOTES and to execute and deliver, on behalf and as attorney-in-fact of MEXICO, any agreement, instrument or document relating thereto;

         b. the Decree of the President of Mexico issued to the Ministry of Finance and Public Credit with respect to the issuance of the NOTES, dated November 1, 2005; and

                                       2

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         c.       such other Mexican laws relevant to the opinion set forth
                  below.

2. I give this opinion upon the examination of the following instruments and documents:

         a.       the REGISTRATION STATEMENTS;

         b. the Fiscal Agency Agreement, dated as of February 13, 2006 (the "FISCAL AGENCY AGREEMENT") among MEXICO, The Bank of New York as Fiscal Agent and The Bank of New York (Luxembourg) S.A. as Luxembourg Paying and Transfer Agent;

         c. the form of Authorization Certificate, pursuant to Section 1(b) of the Fiscal Agency Agreement (the "AUTHORIZATION CERTIFICATE"); and

         d. the forms of the NOTES annexed as exhibits to the AUTHORIZATION CERTIFICATE.

3. Based on the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that:

Under and with respect to the present laws of MEXICO, the NOTES have been duly authorized and, when executed and delivered by MEXICO and authenticated pursuant to the FISCAL AGENCY AGREEMENT, and delivered as contemplated by the REGISTRATION STATEMENTS, will constitute valid and legally binding obligations of MEXICO.

I hereby consent to the filing of this opinion with the REGISTRATION STATEMENTS and to the use of the name of the Deputy Federal Fiscal Attorney of Financial Affairs of MEXICO under the caption "Validity of the Securities" in the prospectus dated April 27, 2005 and filed with the Securities and Exchange Commission, and in any prospectus supplement relating to the offer of the NOTES.

This opinion is delivered solely in connection with the filing of the REGISTRATION STATEMENTS.



                       Very truly yours,



                       /s/ Luis Urrutia Corral
                       -----------------------------------
                       Luis Urrutia Corral
                       Deputy Federal Fiscal Attorney of
                       Financial Affairs of the Ministry
                       of Finance and Public Credit
                       of the United Mexican States

                                       3
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                                                                 EXHIBIT 1(a)(i)

                          CONSTITUCION POLITICA DE LOS

                            ESTADOS UNIDOS MEXICANOS

                  "Articulo 73. El Congreso tiene facultad: [...]

                  VIII. Para dar bases sobre las cuales el Ejecutivo pueda celebrar emprestitos sobre el credito de la Nacion, para aprobar esos mismos emprestitos y para reconocer y mandar pagar la deuda nacional. Ningun emprestito podra celebrarse sino para la ejecucion de obras que directamente produzcan un incremento en los ingresos publicos, salvo los que se realicen con propositos de regulacion monetaria, las operaciones de conversion y los que se contraten durante alguna emergencia declarada por el Presidente de la Republica en los terminos del articulo 29. Asimismo, aprobar anualmente los montos de endeudamiento que deberan incluirse en la ley de ingresos, que en su caso requiera el gobierno del Distrito Federal y las entidades de su sector publico, conforme a las bases de la ley correspondiente. [...];"

                  "Articulo 89. Las facultades y obligaciones del Presidente, son las siguientes:

                  I. Promulgar y ejecutar las leyes que expida el Congreso de la Union, proveyendo en la esfera administrativa a su exacta observancia."
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                                  [TRANSLATION]

                          POLITICAL CONSTITUTION OF THE
                              UNITED MEXICAN STATES

                  "Article 73.- The Congress is empowered: [...]

                  "VIII.- To establish the basis upon which the Executive may borrow upon the credit of the Nation, to approve such borrowings and to acknowledge and order the repayment of the national debt. No borrowing may be made but for the execution of works which will produce an increase in public revenue, except for borrowings made for monetary regulatory purposes, conversion transactions and borrowings contracted during any emergency declared by the President of the Republic under the terms of Article 29.[...];"

                  "Article 89. The faculties and duties of the President are the following:

                  "I. To promulgate and execute the laws that the Congress
enacts providing its exact observance within the administrative functions."
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                                                                EXHIBIT 1(a)(ii)

                        LEY DE INGRESOS DE LA FEDERACION
                        PARA EL EJERCICIO FISCAL DE 2006


                  "Articulo 2o. Se autoriza al Ejecutivo Federal, por conducto de la Secretaria de Hacienda y Credito Publico, para contratar y ejercer creditos, emprestitos y otras formas del ejercicio del credito publico, incluso mediante la emision de valores, en los terminos de la Ley General de Deuda Publica y para el financiamiento del Presupuesto de Egresos de la Federacion para el Ejercicio Fiscal 2006, por un monto de endeudamiento neto interno hasta por 222 mil millones de pesos. Asimismo, podra contratar endeudamiento interno adicional al autorizado, siempre que se obtenga una disminucion de la deuda publica externa por un monto equivalente al del endeudamiento interno neto adicional asumido. El Ejecutivo Federal, queda autorizado para contratar creditos o emitir valores en el exterior con el objeto de canjear o refinanciar obligaciones del Sector Publico Federal a efecto de obtener un monto de desendeudamiento neto externo de al menos 500 millones de dolares de los Estados Unidos de America. El computo de lo anterior se realizara, en una sola ocasion, el ultimo dia habil bancario del ejercicio fiscal de 2006 considerando el tipo de cambio para solventar obligaciones denominadas en moneda extranjera pagaderas en la Republica Mexicana que publique el Banco de Mexico en el Diario Oficial de la Federacion, asi como la equivalencia del peso mexicano con otras monedas que de a conocer el propio Banco de Mexico, en todos los casos en la fecha en que se hubieren realizado las operaciones correspondientes.

                  Tambien se autoriza al Ejecutivo Federal para que, a traves de la propia Secretaria de Hacienda y Credito Publico, emita valores en moneda nacional y contrate emprestitos para canje o refinanciamiento de obligaciones del Erario Federal, en los terminos de la Ley General de Deuda Publica. Asimismo, el Ejecutivo Federal queda autorizado para contratar creditos o emitir valores en el exterior con el objeto de canjear o refinanciar endeudamiento externo.

                  El Ejecutivo Federal queda autorizado, en caso de que asi se requiera, para emitir en el mercado nacional, en el ejercicio fiscal de 2006, valores u otros instrumentos indizados al tipo de cambio del peso mexicano respecto de monedas del exterior, siempre que el saldo total de los mismos durante el citado ejercicio no exceda del 10 por ciento del saldo promedio de la deuda publica interna registrada en dicho ejercicio y que, adicionalmente, estos valores o instrumentos sean emitidos a un plazo de vencimiento no menor a 365 dias. [...]"
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                                 [TRANSLATION]

                  FEDERAL REVENUE LAW FOR THE FISCAL YEAR 2006

                  "Article 2. The Federal Executive Power, through the Ministry of Finance and Public Credit, is authorized to contract and execute borrowings, loans, and any public indebtedness, including security issuances, under the terms of the General Law of Public Debt and for the financing of the Expenditure Budget for 2006, for an amount of net internal indebtedness of up to 222 billion pesos. In addition, it may contract internal indebtedness additional to the authorized above, whenever the resources obtained are applied entirely to diminish external public indebtedness for an amount equivalent to the net additional internal indebtedness. The Federal Executive Power, is hereby authorized to contract borrowings or issue securities abroad with the purpose of exchanging or refinancing Public Sector budgetary duties in order to obtain a net amount of external desindebtedness of at least 500 millions of dollars of the United States of America. The determination of the preceding will be made, in one sole occasion, the last banking day of 2006 considering the exchange rate to cover foreign currency denominated liabilities to be paid in the Mexican Republic, published by the Banco de Mexico at the Diario Oficial de la Federacion, as well as the equivalence of the Mexican peso with regard to other currencies determined by the Banco de Mexico, in all cases the date in which the corresponding transactions shall have occurred.

                  Also the Federal Executive Power, through the Ministry of Finance, is authorized to issue securities in domestic currency and contract loans for exchange or refinancing of Federal Treasury liabilities, under the terms of the General Law of Public Debt. Likewise, the Federal Executive Power is hereby authorized to contract borrowings or issue securities abroad for the purpose of exchanging or refinancing external indebtedness.

                  The Federal Executive Power is hereby authorized, if
necessary, to issue in the national market, in the fiscal year 2006, securities or other instruments indexed to the exchange rate of the Mexican peso with regard to foreign currencies, provided that the total balance of such instruments during such period does not exceed 10% of the internal public indebtedness registered in such period, and, additionally, that these securities or instruments are issued with a maturity date of not less than 365 days. [...]"
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                                                               EXHIBIT 1(a)(iii)

                LEY ORGANICA DE LA ADMINISTRACION PUBLICA FEDERAL

                  "Articulo 31.- A la Secretaria de Hacienda y Credito Publico corresponde el despacho de los siguientes asuntos: [...]

                  V.- Manejar la deuda publica de la Federacion y del Departamento del Distrito Federal;

                  VI.- Realizar o autorizar todas las operaciones en que se haga uso del credito publico;"
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                                 [TRANSLATION]

                ORGANIC LAW OF THE FEDERAL PUBLIC ADMINISTRATION

                  "Article 31.- The Ministry of Finance and Public Credit shall be responsible for the following matters: [...]

                  V. The management of the public debt of the Federation and of the Department of the Federal District;

                  VI. The execution or authorization of all transactions in
which public credit is used;"
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                                                                EXHIBIT 1(a)(iv)

                          LEY GENERAL DE DEUDA PUBLICA

                                   CAPITULO I

                             Disposiciones generales

                  "Articulo 1.- Para los fines de esta ley, la deuda publica esta constituida por las obligaciones de pasivo, directas o contingentes derivadas de financiamientos y a cargo de las siguientes entidades:

                  I.- El Ejecutivo Federal y sus dependencias. [...]"

                  "Articulo 2.- Para los efectos de esta ley se entiende por financiamiento la contratacion dentro o fuera del pais, de creditos, emprestitos
o prestamos derivados de:

                  I.- La suscripcion o emision de titulos de credito o cualquier otro documento pagadero a plazo; [...]

                  IV.- La celebracion de actos juridicos analogos a los anteriores."

                  "Articulo 3.- La Secretaria de Hacienda y Credito Publico, de conformidad con lo dispuesto por el Articulo 31 de la Ley Organica de la Administracion Publica Federal, es la Dependencia del Ejecutivo Federal encargada de la aplicacion de la presente ley, asi como de interpretarla administrativamente y expedir las disposiciones necesarias para su debido cumplimiento.

                  Los titulares de las entidades publicas seran responsables del estricto cumplimiento de las disposiciones de esta Ley, de su reglamento y de las directrices de contratacion senaladas por la Secretaria de Hacienda y Credito Publico. Las infracciones a la presente Ley y a los ordenamientos citados se sancionaran en los terminos que legalmente correspondan y de conformidad al regimen de responsabilidades de los servidores publicos federales."

                                   CAPITULO II

        De las facultades de la Secretaria de Hacienda y Credito Publico

                  "Articulo 4.- Corresponde al Ejecutivo Federal, por conducto de la Secretaria de Hacienda y Credito Publico:

                  I.- Emitir valores y contratar emprestitos para fines de inversion publica productiva, para canje o refinanciamiento de obligaciones del Erario Federal o con propositos de regulacion monetaria.

                  Las monedas, el plazo de las amortizaciones la tasa de los intereses de la emision de valores o de la concertacion de emprestitos, asi como las demas condiciones, seran determinadas por la propia Secretaria de acuerdo con la situacion que prevalezca en los mercados de dinero y capital;

                  II.- Elaborar el programa financiero del sector publico con base en el cual se manejara la deuda publica, incluyendo la prevision de divisas requeridas para el manejo de la deuda externa; [...]

                  IV.- Cuidar que los recursos procedentes de financiamientos constitutivos de la deuda publica se destinen a la realizacion de proyectos, actividades y empresas que apoyen los planes de desarrollo economico y social; que generen ingresos para su pago o que se utilicen para el mejoramiento de la estructura del endeudamiento publico;

                  V.- Contratar y manejar la deuda publica del Gobierno Federal y otorgar la garantia del mismo para la realizacion de operaciones crediticias que se celebren con organismos internacionales de los cuales Mexico sea miembro
o con las entidades publicas o privadas nacionales o de paises extranjeros, siempre que los creditos esten destinados a la realizacion de proyectos de inversion o actividades productivas que esten acordes con las politicas de desarrollo economico y social aprobadas por el Ejecutivo, y que generen los recursos suficientes para el pago del credito y tengan las garantias adecuadas; [...]

                  VII.- Vigilar que se hagan oportunamente los pagos de capital e intereses de los creditos contratados por las entidades."

                  "Articulo 5.- La Secretaria de Hacienda y Credito Publico tendra ademas las siguientes facultades:

                  I.- Contratar directamente los financiamientos a cargo del Gobierno Federal en los terminos de esta ley.;

                  II.- Someter a la autorizacion del Presidente de la Republica las emisiones de bonos del Gobierno Federal que se coloquen dentro y fuera del pais, las cuales podran constar de una o varias series que se pondran en circulacion en la oportunidad en que el Ejecutivo Federal lo autorice, a traves de la Secretaria. Estas emisiones constituiran obligaciones generales directas e incondicionales de los Estados Unidos Mexicanos, de acuerdo con los terminos fijados en las actas de emision o en los documentos contractuales respectivos. Sus demas caracteristicas seran senaladas por la misma Secretaria al suscribir las actas de emision o los documentos contractuales mencionados.

                  Los titulos que documenten las emisiones que se coloquen en el extranjero, adquiridos por extranjeros no residentes en el pais, no causaran impuesto alguno. La Secretaria de Hacienda podra extender este tratamiento a los agentes financieros del Gobierno Federal, cuando estos realicen emisiones por cuenta del propio gobierno;

                  III.- Tomar las medidas de caracter administrativo relativas al pago del principal, liquidacion de intereses, comisiones, gastos financieros, requisitos y formalidades de las actas de emision de los valores y documentos contractuales respectivos que se deriven de los emprestitos concertados, asi como la reposicion de los valores que documenten obligaciones en moneda nacional y extranjera y para su cotizacion en las bolsas de valores extranjeras y nacionales. Podra tambien convenir con los acreditantes en la constitucion de fondos de amortizacion para el pago de los valores que se rediman;

                  IV.- Autorizar a las entidades paraestatales para la contratacion de financiamientos externos;

                  V.- Llevar el registro de la deuda del sector publico federal."

                  "Articulo 8.- Los financiamientos que la Secretaria de Hacienda y Credito Publico contrate o autorice deberan estar comprendidos en el programa financiero elaborado en los terminos del capitulo III de esta ley y en el programa general de deuda."

                                  CAPITULO III

                     De la programacion de la deuda publica

                  "Articulo 9.- El Congreso de la Union autorizara los montos del endeudamiento directo neto interno y externo que sea necesario para el financiamiento del Gobierno Federal y de las entidades del sector publico federal incluidas en la Ley de Ingresos y en el Presupuesto de Egresos de la Federacion, asi como del Departamento del Distrito Federal. El Ejecutivo Federal informara al Congreso de la Union del estado de la deuda, al rendir la cuenta publica anual y al remitir el proyecto de ingresos, asimismo informara trimestralmente de los movimientos de la misma, dentro de los cuarenta y cinco dias siguientes al vencimiento del trimestre respectivo. No se computaran dentro de dichos montos los movimientos referentes a propositos de regulacion monetaria."

                  "Articulo 10.- El Ejecutivo Federal, al someter al Congreso de la Union las iniciativas correspondientes a la Ley de Ingresos y al Presupuesto de Egresos de la Federacion, debera proponer los montos del endeudamiento neto necesario, tanto interno como externo, para el financiamiento del Presupuesto Federal del ejercicio fiscal correspondiente, proporcionando los elementos de juicio suficientes para fundamentar su propuesta. El Congreso de la Union al aprobar la Ley de lngresos, podra autorizar al Ejecutivo Federal a ejercer o autorizar montos adicionales de financiamiento cuando, a juicio del propio Ejecutivo, se presenten circunstancias economicas extraordinarias que asi lo exijan. Cuando el Ejecutivo Federal haga uso de esta autorizacion informara de inmediato al Congreso.

                  El Ejecutivo Federal hara las proposiciones que correspondan en las iniciativas de Ley de Ingresos y del Presupuesto de Egresos del Departamento del Distrito Federal quedando sujetos los financiamientos relativos a las disposiciones de esta ley, en lo conducente."

                  "Articulo 11.- Para determinar las necesidades financieras a que se refiere el Articulo anterior, la Secretaria de Hacienda y Credito Publico debera conocer por conducto de las Secretarias de Estado o Departamentos Administrativos encargados de la coordinacion del sector que corresponda, los proyectos y programas de actividades debidamente aprobados por la Secretaria de Programacion y Presupuesto, que requieran de financiamientos para su realizacion."

                  "Articulo 12.- Los montos de endeudamiento aprobados por el Congreso de la Union, seran la base para la contratacion de los creditos necesarios para el financiamiento de los Presupuestos Federal y del Distrito Federal. El endeudamiento neto de las entidades incluidas en dichos Presupuestos invariablemente estara correspondido con la calendarizacion y demas previsiones acordadas periodicamente con las dependencias competentes en materia de gasto y financiamiento."

                  "Articulo 16.- El monto de las partidas que las entidades deban destinar anualmente para satisfacer compromisos derivados de la contratacion de financiamientos, sera revisado por la Secretaria de Hacienda y Credito Publico, a fin de que se incluyan en el Presupuesto de Egresos de la Federacion."

                                   CAPITULO IV

         De la contratacion de los financiamientos del Gobierno Federal

                  "Articulo 17.- El Ejecutivo Federal y sus dependencias solo podran contratar financiamientos a traves de la Secretaria de Hacienda y Credito Publico.

                  Las Entidades mencionadas en las fracciones III a VI del Articulo 1o. de esta Ley, solo podran contratar financiamientos externos con la autorizacion previa de la Secretaria de Hacienda y Credito Publico. En cuanto a los financiamientos internos bastara con la aprobacion de sus organos de gobierno, procediendose en los terminos del Articulo 6o. de este ordenamiento."

                                 [TRANSLATION]

                           GENERAL LAW OF PUBLIC DEBT

                                    CHAPTER 1

                               General Provisions

                  "Article 1.- For purposes of this law, the Public Debt is formed by funded, direct or contingent liabilities derived from financing and acquired by the following entities:

                  I. The Federal Executive Power and its branches. [...]"

                  "Article 2.- For purposes of this law financing is understood to mean the contracting of credits or loans internally or externally originated from:

                  I. The subscription or issuance of credit instruments of any other document payable on term; [...]

                  IV. The execution of legal acts analogous to those aforementioned."

                  "Article 3.- The Ministry of Finance and Public Credit pursuant to Article 31 of the Organic Law of the Federal Public Administration is the office of the Executive in charge of the application of this law, as well as interpretation and creation of the regulations that are necessary for its due execution.

                  The officers in charge of the Public Entities will be responsible for the strict observance of the provisions of this law, its regulations and the contracting directives issued by the Minister of Finance and Public Credit. The infractions to this law and to the other referred regulations described will be sanctioned in the terms that legally correspond and according to the regime of the responsibilities of federal public servants."

                                   CHAPTER II

               Powers of the Ministry of Finance and Public Credit

                  "Article 4.- The Federal Executive Power, through the Ministry of Finance and Public Credit, shall be vested to:

                  I. Issue securities and contract loans for productive public investment purposes, for conversion or refinancing of Federal Treasury liabilities, or for monetary regulation purposes.

                  Currencies, amortization terms, interest rates of issued securities or loan agreements, as well as any other covenants shall be determined by the Ministry according to the conditions prevailing in money and capital markets.

                  II. Formulate the financial program of the public sector pursuant to which the public debt shall be managed, including the requirements of foreign currency necessary to manage the external debt service; [...]

                  IV. Ensure that the proceeds obtained from public debt be destined to the fulfillment of projects, activities and enterprises that support the social and economic development plans; that they generate revenues for their repayment or that they be applied towards the improvement of the public debt structure;

                  V. Contract and administer the Federal Government public debt and grant its guaranty thereof in credit transactions with international organizations, of which Mexico is a member or with public or private national or foreign institutions provided that the credits be directed to the execution of investment projects or productive activities consistent with those social and economic development policies approved by the Executive that generate the necessary resources for the repayment of the credit and that the credit is adequately guaranteed; [...]

                  VII. Supervise that the payment of principal and interest on the borrowings be punctually covered by the debtor agencies."

                  "Article 5.- The Ministry of Finance and Public Credit shall also be vested with the following powers:

                  I. To contract directly the financing granted to the Federal Government, under the terms of this Law;

                  II. To submit for the approval of the President of the Republic bond issues to be placed in the country and abroad which may consist of one or several series that shall be placed into circulation as authorized by the Executive Branch through the Ministry of Finance and Public Credit. These issues shall constitute direct, general, and unconditional obligations of the United Mexican States pursuant to the terms set forth in the deeds of issue or respective agreements. Other terms shall be specified by the Ministry at the time the relevant deeds of issue or agreements are executed.

                  Titles evidencing issues to be placed abroad, acquired by foreigners not residents of Mexico shall not be subject to taxation. The Ministry of Finance and Public Credit may extend this treatment to the financial agents of the Federal Government when they make issuances on behalf of the Government itself.

                  III. To adopt the administrative measures concerning the payment of principal, interest, fees, financial charges, requirements and formalities of the deeds of issue and contractual documents relating to the securities, as well as the replacement of those securities evidencing national and foreign currency liabilities, and for their quotation in foreign and national stock markets. It is also empowered to agree with the creditor thereof in the creation of sinking funds for repayment of redeemed securities;

                  IV. To authorize paraestatal agencies to contract external financing;

                  V. To administer the registration of the debt of the federal public sector."

                  "Article 8.- The loans contracted or authorized by The Ministry of Finance and Public Credit must be included in the financial program elaborated under the terms of Chapter III of this Law and in the general debt program."

                                   CHAPTER III

                         Programming of the Public Debt

                  "Article 9.- Congress shall authorize the amount of domestic and foreign direct net indebtedness necessary for the financing of the Federal Government and of the federal public sector Agencies, included in the Revenue Law and in the National Expenditure Budget, as well as that of the Federal District Department. The Executive Branch shall inform Congress on the current debt situation when presenting the yearly public account and when remitting the revenue program, and shall report on a quarterly basis the movements of said statement, within forty-five days following the end of the respective quarter. These amounts shall not include the changes concerning monetary regulation purposes."

                  "Article 10.- When submitting to Congress the bill of the Revenue Law and the National Expenditure Budget, the Executive Branch shall propose the amount of foreign and domestic net indebtedness necessary for financing the corresponding fiscal year's Federal Budget, providing sufficient judgment elements for supporting his proposal. When approving the Revenue Law, Congress may empower the Executive Branch to draw or authorize additional amounts if the Executive considers that exceptional economic circumstances have arisen. In such cases the Executive Branch immediately notify Congress.

                  The Executive Branch shall present the pertinent proposals in the Revenue Law bill and the Expenditure Budget bill of the Federal District Department, leaving the relevant financing subject where applicable to the terms of this Law."

                  "Article 11.- In order to determine the financial needs referred to in the preceding article, the Ministry of Finance and Public Credit shall be informed through the Ministries or Administrative Departments commissioned with the coordination of the corresponding sector, of those projects and activity programs duly approved by the Ministry of Planning and Budgeting, whose execution requires financing."

                  "Article 12.- The amount of indebtedness approved by Congress shall constitute the basis for contracting the necessary credits to finance the Federal Budget and that of the Federal District. The net indebtedness of included governmental Agencies in said budget without exception shall correspond with scheduling thereof and other conditions agreed periodically with the governmental Agencies with jurisdiction over matters of expenditure and financing."

                  "Article 16.- The amount of installments that agencies shall allot annually to meet obligations derived from financial contracting shall be examined by the Ministry of Finance and Public Credit in order to include them in the National Expenditure Budget."

                                   CHAPTER IV

               The Contracting of Loans by the Federal Government

                  "Article 17.- The Federal Executive and its branches may contract loans only through the Ministry of Finance and Public Credit.

                  The agencies mentioned in Sections III to VI of Article l.- of this Law may only contract external financing with the previous authorization of the Ministry of Finance and Public Credit. In respect of internal financing, only the authorization of its governmental bodies is needed, in accordance with the procedure established in Article 6 of this Law."

                                                                 EXHIBIT 1(a)(v)

                           LEY DEL MERCADO DE VALORES

                  "Articulo 11.- Solo podran ser materia de oferta publica los valores inscritos en la Seccion de Valores. La oferta de suscripcion o venta en el extranjero, de valores emitidos en Mexico o por personas morales mexicanas, estara sujeta a la inscripcion de los valores respectivos en la Seccion Especial.

                  "La inscripcion en la Seccion Especial no sera exigible a los valores emitidos por instituciones de credito, representatives de un pasivo a su cargo, cuando su colocacion no implique oferta publica en el extranjero.

                  "La Comision Nacional Bancaria y de Valores tendra la facultad de expedir disposiciones de caracter general relativas a la suscripcion o venta de valores mexicanos en el extranjero, atendiendo a que al realizarse simultaneamente en territorio nacional, se procure asegurar el orden y transparencia de las operaciones e igualdad de oportunidades para todos los inversionistas, asi como que al tomarse en cuenta regulaciones, usos y practicas internacionales en la materia, sean compatibles con las disposiciones legales del pais.

                  "Los valores a que se refiere la presente Ley una vez inscritos, tendran aparejada ejecucion, siendo aplicable lo previsto en el articulo 1391 del Codigo de Comercio, aun en los casos en que el registro haya sido suspendido o cancelado por incumplimiento del emisor."

                                 [TRANSLATION]

                            THE SECURITIES MARKET LAW

                  "Article 11.- Only securities registered in the Securities Section will be subject to public offering. A public offering of securities issued in Mexico or by Mexican corporations made abroad, shall be subject to registration in the Special Section.

                  There will be no requirement to register securities in the Special Section, if such securities are issued by credit institutions constituting capital liabilities of their own and their placement does not involve a public offering abroad.

                  The National Banking and Securities Commission will have the authority to issue general rules related to the subscription or sale of Mexican securities abroad, considering its simultaneous occurrence in Mexican territory, with the purpose of ensuring order and transparency of the transactions and equal treatment among investors, whilst taking into account that international regulations, uses and practices are compatible with domestic provisions.

                  Once registered, securities referred to in this law will be executable, pursuant to Article 1391 of the Code of Commerce, even in cases where the registration has been suspended or cancelled due to a default by the issuer."

                                                                EXHIBIT 1(a)(vi)

                            REGLAMENTO INTERIOR DE LA
                    SECRETARIA DE HACIENDA Y CREDITO PUBLICO

                  "Articulo 4o. La representacion, tramite y resolucion de los asuntos competencia de la Secretaria de Hacienda y Credito Publico, corresponde originalmente al Secretario.

                  Para la mejor organizacion del trabajo, el Secretario podra, sin perjuicio de su ejercicio directo, delegar sus atribuciones en servidores publicos subalternos, mediante acuerdos que deberan ser publicados en el Diario Oficial de la Federacion."

                  "Articulo 6o. El Secretario tendra las siguientes facultades no delegables: [...]

                  XXX. Autorizar por escrito a servidores publicos subalternos para que realicen actos y suscriban documentos especificos, siempre y cuando no formen parte del ejercicio de sus facultades indelegables. Dichas autorizaciones deberan ser registradas ante la Procuraduria Fiscal de la Federacion;"

                  "Articulo 7o. A los Subsecretarios corresponde originalmente el tramite y resolucion de los asuntos competencia de las unidades administrativas que les sean adscritas, y tendran ademas las siguientes facultades:"

                  "Articulo 17. Compete a la Unidad de Credito Publico: [...]

                  "X. De conformidad con el acuerdo que expida el Secretario, ejercer las facultades de la Secretaria en materia de negociacion y contratacion del credito publico; fungir como representante de la Secretaria en dicha materia y suscribir los titulos y documentos relativos. Asimismo, ejercer las facultades de la Secretaria en materia de autorizacion y registro del endeudamiento de las entidades de la Administracion Publica Federal, incluidas las instituciones de banca de desarrollo;"

                                  [TRANSLATION]

                           INTERNAL REGULATIONS OF THE
                      MINISTRY OF FINANCE AND PUBLIC CREDIT

                  "Article 4. The representation, processing and resolution of all affairs within the competence of the Ministry of Finance and Public Credit corresponds originally to the Minister.

                  "For a better organization of work, the Minister may, without precluding his right to directly exercise his authority, delegate his authority to subalternate public officials, pursuant to delegations that shall be published in the Official Gazette of the Federation."

                  "Article 6.- The Minister shall have the following non-delegatable powers: [...]

                  "XXX. Authorize by written notice to public officials of the administrative units of the Ministry to perform actions and subscribe specific documents, whenever they do not belong to his non-delegatable powers. Such authorizations shall be registered with the Fiscal Attorneyship of the Federation;"

                  "Article 7.- Originally the Undersecretaries have the authority to resolve and carry on the affairs under the competence of the administrative units inscribed thereto and shall also have the following powers:"

                  "Article 17.- The Public Credit Unit is competent to: [...]

                  "X. According to the decree issued by the Minister, exercise the authority of the Ministry in matters relating to negotiating and contracting public credit; represent the Ministry in such matters and formalize the corresponding instruments and documents. Also, exercise the authority of the Ministry relating to authorization and registry of the indebtedness of the entities of the Federal Public Administration, including development banks;"

                                                                    EXHIBIT 1(b)

VICENTE FOX QUESADA, Presidente de los Estados Unidos Mexicanos, en ejercicio de la facultad que me confiere la fraccion I del articulo 89 de la Constitucion Politica de los Estados Unidos Mexicanos, con fundamento en los articulos 2 de la Ley de Ingresos de la Federacion para el ejercicio fiscal del 2005; 2, fraccion I, 4, fracciones I y V, y 5, fracciones I, II y III de la Ley General de Deuda Publica, y 31, fracciones V y VI de la Ley Organica de la Administracion Publica Federal y

                                  CONSIDERANDO

         Que el pais requiere mayores recursos y renovar su capacidad real de endeudamiento, de acuerdo con el Plan Nacional de Desarrollo 2001-2006, para programar con certidumbre su desarrollo para el largo plazo, en un ambito de finanzas publicas sanas que encuentren un balance duradero entre las necesidades de la Nacion, a traves de compromisos de pago en montos y condiciones que puedan ser sustentadas por las generaciones venideras;

         Que la imagen crediticia del pais en los mercados financieros internacionales se ha visto consolidada en virtud del mejor uso de los recursos obtenidos y del adecuado manejo de la deuda publica, lo cual es confirmado con el otorgamiento del grado de inversion por parte de las principales agencias calificadoras de valores a la deuda de los Estados Unidos Mexicanos y, a su vez, con la amplia aceptacion en los mercados financieros internacionales del programa tradicional de emision de titulos de deuda en la forma de pagares a mediano plazo;

         Que lo anterior representa una oportunidad para ampliar y diversificar la base de inversionistas en los valores emitidos por el Gobierno Federal en el exterior, lo que puede lograrse a traves de un programa complementario de emision y colocacion de valores en el extranjero dirigido a inversionistas al menudeo denominados "InterNotes", con el objeto de canjear o refinanciar endeudamiento externo;

         Que dicho programa complementario puede alcanzar un monto de hasta mil quinientos millones de dolares estadounidenses, con el objeto de obtener un monto de desendeudamiento neto externo en terminos de lo establecido por la Ley de Ingresos de la Federacion para el Ejercicio Fiscal del 2005 y demas disposiciones aplicables, he tenido a bien expedir el siguiente

                                     ACUERDO

         PRIMERO.- Se autoriza a la Secretaria de Hacienda y Credito Publico para emitir y colocar en el extranjero valores hasta por un monto de mil quinientos millones de dolares, moneda de curso legal en los Estados Unidos de America, al amparo de un programa de emision de pagares denominados "InterNotes".

         SEGUNDO.- Se autoriza a la Secretaria de Hacienda y Credito Publico a formalizar los actos juridicos y documentos contractuales que sean necesarios, asi como a establecer y convenir las modalidades de la emision a la que se refiere el articulo primero del presente Acuerdo.

         Dado en la residencia del Poder Ejecutivo Federal, en la Ciudad de Mexico, Distrito Federal, al primer dia del mes de noviembre de dos mil cinco.

             (Firma del Presidente de los Estados Unidos Mexicanos)



                            EL SECRETARIO DE HACIENDA
                                Y CREDITO PUBLICO




                             JOSE FRANCISCO GIL DIAZ

Translation of the Presidential Decree issued by Vicente Fox Quesada, President of the United Mexican States, on November 1, 2005, authorizing the issuance of debt securities in the InterNotes(R) Program for an amount equal to $1.5 billion dollars of the United States of America.

(Seal of the office of the President of the United Mexican States)


VICENTE FOX QUESADA, President of the United Mexican States, in exercise of the power conferred upon me by section I of article 89 of the Political Constitution of the United Mexican States, in accordance with articles 2 of the Federal Revenue Law for the Fiscal Year 2005; article 2 section I, article 4, section I and V, and article 5, sections I, II and III of the General Law of Public Debt and article 31, section V and VI of the Organic Law of the Federal Public Administration and

                                   CONSIDERING

That the country requires more resources and to renew its real indebtedness capacity, in accordance with the National Development Plan 2001-2006, in order to program with certitude its development for the long term, in an environment of sound public finances that will find a lasting balance between the needs of the Nation, by means of acquiring payment compromises, in amounts and conditions that can be supported by the next generations;

That the country's financial image in the international financial markets has been consolidated by virtue of a better use of the resources obtained and the adequate handling of the public debt, which is confirmed by the investment grade rating given by the principal agencies rating debt securities of the United Mexican States, as well as with the general acceptance, in the international markets, of the country's traditional program of issuance of medium-term notes;

That the aforementioned represents an opportunity to expand and diversify the investor base in the securities issued abroad by the Federal Government, which could be achieved through a complementary program of issuance and placement of securities abroad, directed toward retail investors, denominated "InterNotes", with the purpose of exchanging or refinancing foreign indebtedness;

That said complementary program may reach up to one and a half billion dollars of the United States of America, with the purpose to obtain an amount of foreign net unindebtedness on the terms established by the Federal Revenue Law for the Fiscal Year 2005 and other applicable dispositions, I have issued the following

                                     DECREE

FIRST. - The Ministry of Finance and Public Credit is authorized to issue and place abroad securities in an amount up to one and a half billion dollars, legal currency of the United States of America, under a note program denominated "InterNotes".

SECOND.- The Ministry of Finance and Public Credit is authorized to formalize all legal acts and contractual documents that may be necessary, as well as to agree and to set forth the traits of the issuance described in the first article of this Decree.

Granted at the official residence of the Federal Executive, in Mexico City, Federal District, on the first day of the month of November of the year two thousand and five.

            (Signature of the President of the United Mexican States)



                             THE MINISTER OF FINANCE
                                AND PUBLIC CREDIT



                             JOSE FRANCISCO GIL DIAZ